Exhibit 10.01

Notice of Grant of
Performance Restricted Stock
Units and Agreement

Marvell Technology Group LTD
ID: 77-0481679
Canon’s Court, 22 Victoria Street
P O Box HM 1179
Hamilton HM EX, Bermuda

NAME                                                        Award Number:    NUMBER
ADDRESS                            Plan:             1995
CITY STATE ZIP                         ID:            NUMBER

Effective April 15, 2019, you have been granted a Performance-based Restricted Stock Unit (RSU) award for the number of shares set forth on Exhibit A, subject to the performance metrics set forth on Exhibit B.

This Notice of Grant is subject to all of the terms and conditions set forth herein, as well as the Stock Unit Agreement, the Appendix (which includes the special provisions for your country of residence if any), and the Amended and Restated 1995 Stock Option Plan (the “Plan”), all of which are incorporated herein by reference. This Notice of Grant, the Stock Unit Agreement, the Appendix and the Plan are referred to herein as the “Grant Documents.” Capitalized terms used in this Notice of Grant but not defined shall have the same meaning as provided in the Plan.

By signing this document, you hereby acknowledge receipt of a copy of the Grant Documents, and agree that:

(a) these Performance-based RSUs are granted under and governed by the terms and conditions of the Grant Documents;

(b) you have carefully read, fully understand and agree to all of the terms and conditions described in the Grant Documents;

(c) you understand and agree that the Grant Documents constitute the entire understanding between you and the Company regarding this Performance-based RSU, and that any prior agreements, commitments or negotiations concerning this grant are replaced and superseded; and

(d) you have been given an opportunity to consult legal counsel with respect to all matters relating to this Performance-based RSU prior to signing this Notice of Grant and that you have either consulted such counsel or voluntarily declined to consult such counsel.

The Stock Unit Agreement, the Appendix and the Plan are available on the Company’s website at https://intranet/stockselfservice or by request from the Company’s Stock Administration Department. You hereby agree that these documents are deemed to be delivered to you.

____________________________________________________________________________________

_____________________________________        _____________________________________
Mitchell Gaynor                                             Date
EVP, Chief Administration and Legal Officer
Marvell Technology Group Ltd.

_____________________________________        _____________________________________
NAME                                                     Date

Exhibit A

Grant Number:	NUMBER
Grant Date:	April 15, 2019
Grant Date Fair Market Value per Share:	$FMV
Grant Price:	$0.00
Number of Shares at Target (payable at 100%):	NUMBER
Vesting Schedule:	See Exhibit B
Performance Metrics:	See Exhibit B

Exhibit B

VESTING SCHEDULE FOR VALUE CREATION AWARDS

Subject to any acceleration provisions contained in the Plan or set forth below, the RSUs will vest only if certain performance-based goals are achieved (as described below) and certain service-based requirements (as described below) are met. Participant will not vest in the RSUs unless he or she remains in Continuous Service (as defined in the Plan) through the applicable vesting date (subject to termination and Change in Control provisions set forth below).
Performance Period. 4-year period commencing as of the Grant Date.
Performance-Based Vesting Component. The RSUs will become eligible to vest (if at all) during the Performance Period based on Performance Achievement (as set forth below). Any RSUs that become eligible to vest after Performance Achievement are referred to herein as “Eligible RSUs.”
Price Target: The Price Target shall be a stock price of $40 per share. The Price Target (e.g., $40 per share) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14 of the Plan.
Performance Achievement: Performance Achievement shall occur once the average closing trading price for the Company’s common stock equals or exceeds the Price Target for 100 calendar days.

All determinations regarding the occurrence of Performance Achievement shall be made by the Executive Compensation Committee of the Board (“ECC”) in its sole discretion and all such determinations shall be final and binding on all parties. Any RSUs that will become Eligible RSUs pursuant to the terms and conditions set forth herein will be deemed Eligible RSUs as of the date of occurrence of Performance Achievement (e.g., the last day of the 100 calendar day period referenced above) (the “Performance Achievement Date”); provided that the ECC has then certified in writing as to the occurrence of Performance Achievement within 60 calendar days after the Performance Achievement Date.

Performance Achievement must occur prior to the end of the Performance Period or the RSUs shall be forfeited.
Service-Based Vesting Component. Once the Eligible RSUs have been determined pursuant to the performance-based vesting component described above, subject to any acceleration provisions contained below, the Eligible RSUs will vest in accordance with the following schedule:

100% of Eligible RSUs vest on the 1-year anniversary of the Performance Achievement Date (the “Vesting Date”), subject to Participant maintaining Continuous Service through such date.
Termination of Continuous Service Prior to a Change in Control. Notwithstanding the terms of the Plan or Section 5 of the Stock Unit Agreement, the following provisions apply with respect to termination of Continuous Service prior to a Change in Control (as the term Change in Control is defined in the Company’s Change in Control and Severance Plan (the “CIC Plan”)).
If (x) Performance Achievement has not occurred, (y) Participant’s Continuous Service is terminated by the Company other than for Cause (as defined in the CIC Plan), death or Disability (as defined in the CIC Plan) and (z) termination of Continuous Service occurs on a date when the closing stock price has exceeded the Price Target at any time prior to the termination of employment (the “Termination Date”), then the RSUs will remain outstanding and shall vest (but not be settled) if Performance Achievement occurs on or prior to the date 100 calendar days following the Termination Date. Any RSUs that vest under this paragraph shall be paid and settled on the earlier of: (x) March 15th of the year following the year that Performance Achievement occurs; or (y) the one-year anniversary of the Performance Achievement Date.
If (x) Performance Achievement has occurred, and (y) prior to the Vesting Date, Participant’s Continuous Service is terminated by the Company other than for Cause, death or Disability, then 100% of the Eligible RSUs shall vest (but not be settled) on the Termination Date. Any Eligible RSUs that vest under this paragraph shall be paid and settled on the earlier of: (x) March 15th of the year following the year of the Termination Date; or (y) the one-year anniversary of the Performance Achievement Date.
Change in Control. Notwithstanding the terms of the Plan, Section 5 of the Stock Unit Agreement, or the CIC Plan, the following provisions apply with respect to Change in Control.
If (x) Performance Achievement has not occurred on or prior to the Change in Control, and (y) the price per share payable to Company shareholders (in cash, stock or combination thereof) in the Change in Control (the “Per Share Amount”) equals or exceeds the Price Target, then Performance Achievement shall be deemed to occur on the Change in Control and 100% of RSUs shall vest upon the Change in Control.
If (x) Performance Achievement has not occurred on or prior to the Change in Control, and (y) the Per Share Amount equals or exceeds $32.50 (as adjusted under Section 14 of the Plan) but is less than the Price Target, then the following percentage of RSUs shall become Eligible RSUs and vest as of the Change in Control: (i) 30% plus the product of (a) 70% multiplied by (b) the difference of the Per Share Amount less $32.50 divided by $7.50.
If Performance Achievement has occurred on or prior to the Change in Control then 100% of Eligible RSUs shall vest upon the Change in Control.
Death / Disability. Notwithstanding the terms of the Plan, Section 5 of the Stock Unit Agreement, or the Company’s Equity Award Death and Disability Acceleration Policy, the following provisions apply with respect to death or Disability.
If (x) Performance Achievement has occurred, and (y) prior to the Vesting Date, Participant terminates Continuous Service on account of death or Disability, then 100% of Eligible RSUs shall vest on the Termination Date.
If (x) Performance Achievement has not occurred, (y) Participant’s Continuous Service is terminated on account of death or Disability and (z) termination of Continuous Service occurs on a date when the closing stock price has exceeded the Price Target at any time prior thereto, then the RSUs will remain outstanding and shall vest if Performance Achievement occurs on or prior to the date that is 100 calendar days following the Termination Date.
If (x) Performance Achievement has not occurred on or prior to death, Disability or a Change in Control, (y) Participant’s Continuous Service is terminated on account of death or Disability and a Change in Control occurs on or prior to the date that is 100 calendar days following the Termination Date and (z) the Per Share Amount equals or exceeds $32.50 (as adjusted under Section 14 of the Plan), then the following percentage of RSUs shall become Eligible RSUs and vest as of the Change in Control: (i) 30% plus the product of (a) 70% multiplied by (b) the difference of the Per Share Amount less $32.50 divided by $7.50; provided, however, the percentage of RSUs vesting shall in no event exceed 100% (e.g., if the Per Share Amount equals or exceeds $40, then the vesting percentage shall be 100%).
Any accelerated vesting under this Exhibit B (other than acceleration on account of death or Disability) will be subject to Participant’s execution of a customary release within 60 days following the Termination Date.